EXHIBIT 99.1

FOR IMMEDIATE RELEASE:  September 14, 2020

Aspen Group Reports Acceleration of Revenue Growth to 46% and Record Revenue of $15.2 Million for First Quarter Fiscal Year 2021

(All first quarter fiscal year 2021 compares to first quarter fiscal year 2020)

•

Net loss narrowed to ($0.9 million) or ($0.04) per share, improving from ($2.1 million) or ($0.11) per share

•

Adjusted Net Income* and Adjusted EPS* of $0.1 million and $0.00 per share versus ($1.4 million) and ($0.08) per share

•

EBITDA* improved to break even – $0.0 million versus ($1.0 million); Adjusted EBITDA* improved to $1.3 million versus ($0.1 million)

•

Enrollments increased 22% to a quarterly record of 2,351 students; Bookings increased 34% to $36.1 million

•

Raises full year fiscal 2021 revenue guidance to meet or exceed 35% growth, or $66 million

NEW YORK, NY – September 14, 2020 - Aspen Group, Inc. (Nasdaq: ASPU) (“AGI”), an education technology holding company, today announced financial results for its first quarter fiscal year 2021 ended July 31, 2020, highlighted by revenue of $15.2 million, a sequential increase of 8% and an increase of 46% year-over-year.

First Quarter Fiscal Year 2021 Summary Results

(Note that the Company is now providing Adjusted Net Income and Adjusted EPS, Non-GAAP financial measures, for fiscal year 2021)2

	Fiscal Year Quarter Comparison
$ in millions, except per share data (rounding differences may occur)	Q1 FY’21	Q1 FY’20	% Better/ (Worse)
Revenue	$15.2	$10.4	46%
GAAP Gross Profit[1]	$9.0	$5.8	56%
GAAP Gross Margin (%)	59%	56%	300 bps
Operating Income (Loss)	($0.4)	($1.6)	78%
Net Income (Loss)	($0.9)	($2.1)	55%
Earnings (Loss) per Share	($0.04)	($0.11)	64%
Adjusted Net Income (Loss)[2]	$0.1	($1.4)	NM
Adjusted Earnings (Loss) per Share[2]	$0.00	($0.08)	NM
Cash Used in Operations	($0.6)	($1.7)	62%
EBITDA[2]	$0.0	($1.0)	NM
Adjusted EBITDA[2]	$1.3	($0.1)	NM

1 GAAP gross profit calculation includes marketing and promotional costs, instructional costs & services and amortization expense.

2 See reconciliations of GAAP to Non-GAAP financial measures under “Non-GAAP–Financial Measures” below.

Michael Mathews, Chairman & CEO of Aspen Group, commented, “Aspen’s team delivered another quarter of record financial and enrollment results. In our seasonally weakest quarter, revenue growth accelerated 46% year-over-year, a material step-up from the prior quarter’s increase of 38%. The quarter's revenue acceleration was bolstered by the record quarterly enrollments in our USU MSN-FNP and Aspen University Pre-licensure BSN programs, our highest LTV degrees. The Company delivered these record enrollment results while increasing its marketing spend by only $50K sequentially. As a result, marketing spend dropped to 18% of revenue, which lifted GAAP gross profit to $9.0 million for a 56% improvement over Q1 2020. Operating expenses grew by 29%, reflecting the staffing increase in our enrollment center to support our FY’2021 annual enrollment goals across all our business units. Despite the increase in G&A, operating margin expanded and net loss narrowed by 55%. Our performance this quarter demonstrates the scale in our business and confirms that the Company is on the path to profitability.”

Mr. Mathews continued, “Finally, as we announced earlier today, Aspen Group is now debt free following the auto conversion of its $10 million secured Convertible Notes, eliminating $700,000 of interest per annum. Moreover, given the improving operating performance of the company, elimination of the debt, and current cash, restricted cash and cash equivalents of approximately $19 million, we don’t intend to utilize our existing undrawn $5 million revolving credit facility.”

First Quarter Fiscal Year 2021 Financial and Operational Results versus First Quarter Fiscal Year 2020:

The table below shows, on a year-over-year basis, first quarter fiscal year 2021 Bookings increased 34% to $36.1 million, delivering a Company-wide average revenue per enrollment (APRU) increase of 10% to $15,344.

First Quarter Bookings[1] and Average Revenue Per Enrollment (ARPU)[2]
	Q1 FY’20 Enrollments	Q1 FY’20 Bookings	Q1 FY’21 Enrollments	Q1 FY’21 Bookings	Percent Change Total Bookings & ARPU
Aspen University	1,415	$ 17,691,150	1,779	$ 25,880,400	46%
USU	514	$ 9,159,480	572	$ 10,193,040	11%
Total	1,929	$ 26,850,630	2,351	$ 36,073,440	34%
ARPU		$ 13,919		$ 15,344	10%

1Bookings are defined by multiplying LTV by new student enrollments for each operating unit.

2Average Revenue Per Enrollment (ARPU) is defined by dividing total Bookings by total enrollments.

Revenues increased 46% to $15.2 million for Q1 2021 as compared to $10.4 million for the prior year period. USU accounted for 29% and AU’s Pre-Licensure BSN program accounted for 18% of overall Company revenues. As a result of the acceleration of revenue growth to 46% in the first quarter of fiscal year 2021, the Company now expects annual revenue growth to meet or exceed 35% or $66 million for the full fiscal year 2021.

GAAP gross profit increased by 56% to $9.0 million or 59% gross margin for Q1 2021 versus $5.8 million or 56% gross margin in Q1 2020. AU gross margin represented 59% of AU revenues for Q1 2021, and USU gross margin represented 64% of USU revenues for Q1 2021. AU instructional costs and services represented 19% of AU revenues for Q1 2021, while USU instructional costs and services represented 22% of USU revenues for Q1 2021. AU marketing and promotional costs represented 18% of AU revenues for Q1 2021, while USU marketing and promotional costs represented 14% of USU revenues for Q1 2021.

Net loss was $(0.9 million) or net loss per share of ($0.04) for the first quarter of fiscal year 2021 versus ($2.1 million) or ($0.11) for the prior year period. For the first quarter of fiscal year 2021, AU generated $2.3 million of net income, and USU generated $1.0 million of net income. AGI corporate incurred a net loss of ($4.3 million) for the first quarter of fiscal year 2021.

Adjusted Net Income (Loss), a non-GAAP financial measure, was $0.1 million for the first quarter of fiscal year 2021 as compared to Adjusted Net Loss of ($1.4 million) in the prior year period. Adjusted Earnings (Loss) Per Share, a non-GAAP financial measure, was $0.00 for the first quarter of fiscal year 2021 as compared to Adjusted Loss per Share of ($0.08) in the prior year period.

EBITDA, a non-GAAP financial measure, was breakeven, $0.0 million or 0% margin, for the first quarter of fiscal year 2021 as compared to EBITDA of ($1.0 million) or a (9%) margin in the prior year period. Adjusted EBITDA, a non-GAAP financial measure, improved to $1.3 million or a 9% margin for the first quarter of fiscal year 2021 as compared to Adjusted EBITDA of ($0.1 million) or a (1%) margin in prior year period.

AU generated EBITDA of $2.8 million or 26% margin and Adjusted EBITDA of $3.2 million or 29% margin for the first quarter of fiscal year 2021. Note that Aspen’s Pre-Licensure BSN program accounted for $1.0 million of the $2.8 million EBITDA generated at AU, operating at an EBITDA margin of 37% — remaining the highest margin unit of the Company. USU generated EBITDA of $1.0 million or a 23% margin and $1.1 million of Adjusted EBITDA or a 25% margin in the first quarter of fiscal year 2021. AGI corporate generated an EBITDA of ($3.8 million) and Adjusted EBITDA of ($3.0 million) in the first quarter of fiscal year 2021.

Liquidity

For the quarter ended July 31, 2020, the Company reported cash and cash equivalents of $15.9 million and restricted cash of $3.1 million. The Company used cash of ($0.6 million) in operations in the first quarter of fiscal year 2021, as compared to using ($1.7 million) in same period last year, an improvement of 62% year-over-year.

With the automatic conversion of the Company’s $10 million of Convertible Notes (discussed above), Aspen Group has no outstanding indebtedness.

Conference Call:

Aspen Group, Inc. will host a conference call to discuss its first quarter fiscal year 2021 results and business outlook on Monday, September 14, 2020, at 4:30 p.m. (ET). Aspen Group, Inc. will issue a press release reporting results after the market closes on that day. The conference call can be accessed by dialing toll-free (844) 452-6823 (U.S.) or (731) 256-5216 (International), passcode 8489959. Subsequent to the call, a transcript of the audiocast will be available from the Company’s website at www.aspu.com. There will also be a seven day dial-in replay which can be accessed by dialing toll-free (855) 859-2056 (U.S.) or (404) 537-3406 (International), passcode 8489959.

*Non-GAAP – Financial Measures:

This press release includes both financial measures in accordance with Generally Accepted Accounting Principles, or GAAP, as well as non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally included or excluded in the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP financial measures should be viewed as supplemental to, and should not be considered as alternatives to net income (loss), operating income (loss), and cash flow from operating activities, liquidity or any other financial measures. They may not be indicative of the historical operating results of AGI nor are they intended to be predictive of potential future results. Investors should not consider non-GAAP financial measures in isolation or as substitutes for performance measures calculated in accordance with GAAP.

Our management uses and relies on Adjusted Net Income (Loss), Adjusted Earnings (Loss) Per Share, EBITDA and Adjusted EBITDA, which are non-GAAP financial measures. We believe that management, analysts and shareholders benefit from referring to the following non-GAAP financial measures to evaluate and assess our core operating results from period-to-period after removing the impact of items that affect comparability. Our management recognizes that the non-GAAP financial measures have inherent limitations because of the excluded items described below.

We have included a reconciliation of our non-GAAP financial measures to the most comparable financial measures calculated in accordance with GAAP. We believe that providing the non-GAAP financial measures, together with the reconciliation to GAAP, helps investors make comparisons between AGI and other companies. In making any comparisons to other companies, investors need to be aware that companies use different non-GAAP measures to evaluate their financial performance.

Investors should pay close attention to the specific definition being used and to the reconciliation between such measure and the corresponding GAAP measure provided by each company under applicable SEC rules.

AGI defines Adjusted Net Income (Loss) as net earnings (loss) from operations adding back non-recurring charges and stock-based compensation expense as reflected in the table below.  Included are $543,384 of non-recurring charges for the first quarter of fiscal year 2021, compared to $132,949 in the first quarter of fiscal year 2020. The non-recurring charges for Q1 fiscal 2021 include $123,947 of interest expense, which arose from the acceleration of amortization arising from the exercise of warrants issued to a lender.

The following table presents a reconciliation of net loss and earnings (loss) per share to Adjusted Net Income (Loss) and Adjusted Earnings (Loss) Per Share:

	Three Months Ended July 31,
	2020	2019
Earnings (loss) per share	$(0.04)	$(0.11)
Weighted average number of common stock outstanding**	22,094,409	18,733,317
Net loss	$(943,196)	$(2,075,282)
Add back:
Non-recurring charges	543,384	132,949
Stock-based compensation	487,110	498,417
Adjusted Net Income (Loss)	$87,298	$(1,443,916)

Adjusted Earnings (Loss) per Share	$0.00	$(0.08)

**Same share count used for GAAP and non-GAAP financial measures.

AGI defines Adjusted EBITDA as earnings (or loss) from operations before the items in the table below. Included are $419,437 of non-recurring charges for the first quarter of fiscal year 2021, compared to $132,949 in the first quarter of fiscal year 2020. An additional non-recurring item in Q1 2021 of $123,947 is included in interest expense, net, which arose from the acceleration of amortization arising from the exercise of warrants issued to a lender. Adjusted EBITDA is an important measure of our operating performance because it allows management, analysts and investors to evaluate and assess our core operating results from period-to-period after removing the impact of items that affect comparability.

The following table presents a reconciliation of net loss to EBITDA and Adjusted EBITDA:

	Three Months Ended July 31,
	2020	2019
Net loss	$(943,196)	$(2,075,282)
Interest expense, net	455,223	420,067
Taxes	(1,900)	90,277
Depreciation and amortization	490,624	606,574
EBITDA	751	(958,364)
Bad debt expense	400,000	240,899
Non-recurring charges, excluding non-recurring interest expense of $123,947	419,437	132,949
Stock-based compensation	487,110	498,417
Adjusted EBITDA	$1,307,298	$(86,099)

Definitions

Bookings – is defined by multiplying LTV by new student enrollments for each operating unit.

Lifetime Value ("LTV") – is calculated as the weighted average total amount of tuition and fees paid by every new student that enrolls in the Company’s universities, after giving effect to attrition.

Average Revenue per Enrollment ("ARPU") – is defined by dividing total bookings by total enrollments.

Marketing Efficiency Ratio ("MER") – is defined as revenue per enrollment divided by cost per enrollment.

EBITDA Margin – is defined as EBITDA divided by revenues. We believe EBITDA margin is useful for management, analysts and investors as this measure allows a more meaningful comparison between our performance and that of our competitors. EBITDA margin has certain limitations in that it does not take into account the impact to our consolidated statement of operations of certain expenses.

Adjusted EBITDA Margin – is defined as Adjusted EBITDA divided by revenues. We believe Adjusted EBITDA margin is useful for management, analysts and investors as this measure allows a more meaningful comparison between our performance and that of our competitors. Adjusted EBITDA margin has certain limitations in that it does not take into account the impact to our consolidated statement of operations of certain expenses.

NM – Not meaningful.

Subsequent to the call, a transcript of the audiocast will be available from the Company’s website at ir.aspen.edu.

For additional information on the financial statements and performance, please refer to the Aspen Group, Inc. Form 10-Q for the first quarter of fiscal year 2021 and Q1 2021 Financial Results Presentation published on our website.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including the Company being on a path  to profitability, expected fiscal 2021 revenue, our estimates as to Lifetime Value and the future impact of bookings. The words “believe,” “may,” “estimate,”

“continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include the continued demand of nursing students for the new programs, student attrition, national and local economic factors including the substantial impact of the COVID-19 pandemic on the economy, and the competitive impact from the trend of major non-profit universities using online education and consolidation among our competitors. Other risks are included in our filings with the SEC including our Form 10-K for the year ended April 30, 2020, and prospectus supplement dated August 31, 2020. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

About Aspen Group, Inc.:

Aspen Group, Inc. is an education technology holding company that leverages its infrastructure and expertise to allow its two universities, Aspen University and United States University, to deliver on the vision of making college affordable again.

Investor Relations Contact:

Kim Rogers
Managing Director
Hayden IR
385-831-7337
Kim@HaydenIR.com

ASPEN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	July 31, 2020	April 30, 2020
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$15,899,293	$14,350,554
Restricted cash	3,060,269	3,556,211
Accounts receivable, net of allowance of $2,156,645 and $1,758,920, respectively	14,662,231	14,326,791
Prepaid expenses	993,541	941,671
Other receivables	—	23,097
Other current assets	113,123	173,090
Total current assets	34,728,457	33,371,414

Property and equipment:
Computer equipment and hardware	690,114	649,927
Furniture and fixtures	1,007,099	1,007,099
Leasehold improvements	892,279	867,024
Instructional equipment	301,842	301,842
Software	6,792,594	6,162,770
	9,683,928	8,988,662
Less accumulated depreciation	(3,314,448)	(2,841,019)
Total property and equipment, net	6,369,480	6,147,643
Goodwill	5,011,432	5,011,432
Intangible assets, net	7,900,000	7,900,000
Courseware, net	102,560	111,457
Accounts receivable - net of allowance of $625,963 and $625,963, respectively	45,329	45,329
Long term contractual accounts receivable	8,713,018	6,701,136
Debt issue cost, net	43,056	182,418
Operating lease right of use asset, net	7,264,584	6,412,851
Deposits and other assets	150,406	355,831

Total assets	$70,328,322	$66,239,511

(Continued)

ASPEN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (CONTINUED)

	July 31, 2020	April 30, 2020
	(Unaudited)
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,764,714	$1,505,859
Accrued expenses	1,127,992	537,413
Deferred revenue	4,766,853	3,712,994
Due to students	1,891,502	2,371,844
Operating lease obligations, current portion	1,542,754	1,683,252
Other current liabilities	288,033	545,711
Total current liabilities	11,381,848	10,357,073

Convertible notes, net of discount of $1,409,828 and $1,550,854, respectively	8,590,172	8,449,146
Operating lease obligations, less current portion	6,677,566	5,685,335
Total liabilities	26,649,586	24,491,554

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value; 1,000,000 shares authorized,
0 issued and 0 outstanding at July 31, 2020 and April 30, 2020	—	—
Common stock, $0.001 par value; 40,000,000 shares authorized
22,377,744 issued and 22,361,077 outstanding at July 31, 2020
21,770,520 issued and 21,753,853 outstanding at April 30, 2020	22,378	21,771
Additional paid-in capital	92,378,584	89,505,216
Treasury stock (16,667 shares)	(70,000)	(70,000)
Accumulated deficit	(48,652,226)	(47,709,030)
Total stockholders’ equity	43,678,736	41,747,957

Total liabilities and stockholders’ equity	$70,328,322	$66,239,511

ASPEN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended July 31,
	2020	2019
Revenues	$15,165,562	$10,357,982

Operating expenses:
Cost of revenues (exclusive of depreciation and amortization shown separately below)	5,847,523	4,353,058
General and administrative	8,793,756	6,796,251
Bad debt expense	400,000	240,899
Depreciation and amortization	490,624	606,574
Total operating expenses	15,531,903	11,996,782

Operating loss	(366,341)	(1,638,800)

Other income (expense):
Other (expense) income, net	(123,298)	22,802
Interest expense	(455,457)	(423,689)
Total other expense, net	(578,755)	(400,887)

Loss before income taxes	(945,096)	(2,039,687)

Income tax (benefit) expense	(1,900)	35,595

Net loss	$(943,196)	$(2,075,282)

Net loss per share - basic and diluted	$(0.04)	$(0.11)

Weighted average number of common stock outstanding - basic and diluted	22,094,409	18,733,317

ASPEN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

Three Months Ended July 31, 2020 and 2019

(Unaudited)

	Common Stock		Additional Paid-In Capital	Treasury Stock	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount
Balance at April 30, 2020	21,770,520	$21,771	$89,505,216	$(70,000)	$(47,709,030)	$41,747,957
Stock-based compensation	—	—	487,110	—	—	487,110
Common stock issued for stock options exercised for cash	415,175	415	1,269,567	—	—	1,269,982
Common stock issued for warrants exercised for cash	192,049	192	1,081,600	—	—	1,081,792
Modification charge for warrants exercised	—	—	25,966	—	—	25,966
Amortization of warrant based cost	—	—	9,125	—	—	9,125
Net loss	—	—	—	—	(943,196)	(943,196)
Balance at July 31, 2020	22,377,744	$22,378	$92,378,584	$(70,000)	$(48,652,226)	$43,678,736

	Common Stock		Additional Paid-In Capital	Treasury Stock	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount
Balance at April 30, 2019	18,665,551	$18,666	$68,562,727	$(70,000)	$(42,049,965)	$26,461,428
Stock-based compensation	—	—	498,417	—	—	498,417
Common stock issued for cashless stock options exercised	101,894	102	(102)	—	—	—
Common stock issued for stock options exercised for cash	21,876	22	45,168	—	—	45,190
Common stock issued for cashless warrant exercise	19,403	19	(19)	—	—	—
Amortization of warrant based cost	—	—	9,440	—	—	9,440
Amortization of restricted stock issued for service	—	—	30,597	—	—	30,597
Restricted Stock Issued for Services, subject to vesting	104,803	105	(105)	—	—	—
Cumulative effect of Adoption of ASC 842	—	—	—	—	(136,745)	(136,745)
Net loss	—	—	—	—	(2,075,282)	(2,075,282)
Balance at July 31, 2019	18,913,527	$18,914	$69,146,123	$(70,000)	$(44,261,992)	$24,833,045

ASPEN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended July 31,
	2020	2019
Cash flows from operating activities:
Net loss	$(943,196)	$(2,075,282)
Adjustments to reconcile net loss to net cash used in operating activities:
Bad debt expense	400,000	240,899
Depreciation and amortization	490,624	606,574
Stock-based compensation	487,110	498,417
Warrants issued for services	9,125	9,440
Loss on asset disposition	—	20,240
Amortization of debt discounts	141,026	65,702
Amortization of debt issue costs	139,362	29,662
Modification charge for warrants exercised	(25,966)	—
Non-cash payments to investor relations firm	—	30,597
Other adjustments, net	10,587	—
Changes in operating assets and liabilities:
Accounts receivable	(2,747,322)	(1,535,420)
Prepaid expenses	(51,870)	(136,022)
Other receivables	23,097	710
Other current assets	59,966	—
Deposits and other assets	205,425	67,032
Accounts payable	258,855	(110,890)
Accrued expenses	590,579	(73,663)
Lease liabilities, net of right of use assets	—	26,993
Due to students	(480,342)	417,131
Deferred revenue	1,053,859	224,172
Other current liabilities	(257,678)	8,625
Net cash used in operating activities	(636,759)	(1,685,083)
Cash flows from investing activities:
Purchases of courseware and accreditation	(3,050)	(2,275)
Purchases of property and equipment	(659,168)	(629,983)
Net cash used in investing activities	(662,218)	(632,258)
Cash flows from financing activities:
Proceeds from stock options exercised and warrants exercised	2,351,774	45,190
Net cash provided by financing activities	2,351,774	45,190

(Continued)

ASPEN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

(Unaudited)

	Three Months Ended July 31,
	2020	2019
Net increase (decrease) in cash and cash equivalents	$1,052,797	$(2,272,151)
Cash, restricted cash, and cash equivalents at beginning of period	17,906,765	9,967,752
Cash, restricted cash, and cash equivalents at end of period	$18,959,562	$7,695,601

Supplemental disclosure cash flow information
Cash paid for interest	$199,178	$324,861
Cash paid for income taxes	$—	$—

Supplemental disclosure of non-cash investing and financing activities
Common stock issued for services	$—	$178,447
Right-of-use lease asset offset against operating lease obligations	$851,733	$8,196,106

The following table provides a reconciliation of cash and restricted cash reported within the unaudited consolidated balance sheets that sum to the same such amounts shown in the unaudited consolidated statements of cash flows:

	July 31, 2020	July 31, 2019
Cash and cash equivalents	$15,899,293	$7,243,580
Restricted cash	3,060,269	452,021
Total cash and restricted cash	$18,959,562	$7,695,601